Exhibit 99.1

DocuSign Announces First Quarter Fiscal 2021 Financial Results

San Francisco – June 4, 2020 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 eSignature solution as part of the DocuSign Agreement Cloud, today announced results for its fiscal quarter ended April 30, 2020.

“Our strong first quarter results reflect our ability to help organizations accelerate their digital transformation as they adapt to the changing business environment, magnified by COVID-19. Many are taking their first steps with us, while others are expanding their initiatives,” said Dan Springer, DocuSign’s CEO. “Led by eSignature, our Agreement Cloud offerings are not only helping customers carry on with business in this time of crisis, but will continue to deliver value as the world emerges from it.”

First Quarter Financial Highlights

▪Total revenue was $297.0 million, an increase of 39% year-over-year. Subscription revenue was $280.9 million, an increase of 39% year-over-year. Professional services and other revenue was $16.1 million, an increase of 29% year-over-year.
▪Billings were $342.1 million, an increase of 59% year-over-year.
▪GAAP gross margin was 75%, compared to 76% in the same period last year. Non-GAAP gross margin was 79% in both comparative periods.
▪GAAP net loss per basic and diluted share was $0.26 on 183 million shares outstanding compared to $0.27 on 172 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.12 on 197 million shares outstanding compared to $0.07 on 189 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $59.1 million compared to $45.7 million in the same period last year.
▪Free cash flow was $32.8 million compared to $30.4 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $898.3 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights
•DocuSign Agreement Cloud: 2020 Release 1. As the latest in DocuSign’s regular cadence of product updates, this year’s first release focused on enhancements and features requested primarily by customers. This included the Agreement Cloud Editor, which helps create agreement templates using Salesforce data fields; DocuSign Click Enhancements, which offer greater clickwrap customization and support; ID Evidence, which enables the capture of ID document information for companies in regulated industries; and the expansion of DocuSign Payments to all countries and currencies supported by our payment gateway partners: Stripe, Braintree, Authorize.net, CyberSource and Zuora.

•Closing of Seal Software acquisition. On May 1, DocuSign completed its acquisition of Seal Software, one of the leading contract analytics and artificial intelligence (“AI”) technology providers. DocuSign will now work to bring the power of Seal’s AI engine first to DocuSign CLM and over time to the entire product portfolio as part of the drive to make the Agreement Cloud smart.

Outlook

The company currently expects the following guidance:

▪Quarter ending July 31, 2020 (in millions, except percentages):

Total revenue	$316	to	$320
Subscription revenue	$298	to	$302
Billings	$333	to	$343
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	48%	to	50%
Non-GAAP research and development	14%	to	16%
Non-GAAP general and administrative	9%	to	11%
Non-GAAP interest and other income (expense)	$2	to	$3
Provision for income taxes	$2.5	to	$3.5
Non-GAAP diluted weighted-average shares outstanding	200	to	205

▪Year ending January 31, 2021 (in millions, except percentages):

Total revenue	$1,313	to	$1,317
Subscription revenue	$1,243	to	$1,247
Billings	$1,515	to	$1,535
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	47%	to	49%
Non-GAAP research and development	13%	to	15%
Non-GAAP general and administrative	9%	to	11%
Non-GAAP interest and other income (expense)	$8	to	$12
Provision for income taxes	$6	to	$10
Non-GAAP diluted weighted-average shares outstanding	200	to	205

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast Conference Call Information

The company will host a conference call on June 4, 2020 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) June 18, 2020 using the passcode 13703586.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, more than half a million customers and hundreds of millions of users in over 180 countries use DocuSign to accelerate the process of doing business and to simplify people’s lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2020. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding the benefits of the DocuSign Agreement Cloud and enhancements to it, additions to the Agreement Cloud suite of products, and the anticipated benefits of the acquisition and integration of Seal Software. They also include statements about our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks include, among other things, risks related to the impact of the COVID-19 pandemic on our business, financial condition and results of operations; our ability to estimate the size of our total addressable market; our ability to effectively sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers' needs and rapid technological change; the effects of increased competition in our market and our ability to compete effectively; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationship with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for, execute and realize the anticipated benefits of potential acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash and cash equivalents to satisfy our liquidity needs; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel; and our ability to maintain proper and effective internal controls. Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2020 filed on March 27, 2020 and other filings that we make from time to time with the with the Securities and Exchange Commission (the “SEC”). In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs from our convertible senior notes issued in September 2018, acquisition-related expenses, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flows: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2020	2019
Revenue:
Subscription	$280,922	$201,458
Professional services and other	16,095	12,504
Total revenue	297,017	213,962
Cost of revenue:
Subscription	52,010	33,119
Professional services and other	22,022	18,900
Total cost of revenue	74,032	52,019
Gross profit	222,985	161,943
Operating expenses:
Sales and marketing	171,793	129,936
Research and development	54,234	37,183
General and administrative	38,811	37,261
Total operating expenses	264,838	204,380
Loss from operations	(41,853)	(42,437)
Interest expense	(7,560)	(7,156)
Interest income and other income, net	3,742	5,217
Loss before provision for income taxes	(45,671)	(44,376)
Provision for income taxes	2,133	1,346
Net loss	$(47,804)	$(45,722)
Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.27)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	182,978	172,101

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$3,864	$2,282
Cost of revenue—professional services and other	4,125	3,440
Sales and marketing	24,665	18,102
Research and development	11,885	7,317
General and administrative	9,012	11,130

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	April 30, 2020	January 31, 2020
Assets
Current assets
Cash and cash equivalents	$442,237	$241,203
Investments—current	315,712	414,939
Restricted cash	280	280
Accounts receivable	220,602	237,841
Contract assets—current	13,236	12,502
Prepaid expenses and other current assets	51,176	37,125
Total current assets	1,043,243	943,890
Investments—noncurrent	140,117	239,729
Property and equipment, net	134,811	128,293
Operating lease right-of-use assets	161,484	149,833
Goodwill	193,594	194,882
Intangible assets, net	52,241	56,500
Deferred contract acquisition costs—noncurrent	169,686	153,333
Other assets—noncurrent	26,312	24,678
Total assets	$1,921,488	$1,891,138
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$21,504	$28,144
Accrued expenses and other current liabilities	46,475	54,344
Accrued compensation	81,653	83,189
Contract liabilities—current	552,345	507,560
Operating lease liabilities—current	27,613	20,728
Total current liabilities	729,590	693,965
Convertible senior notes, net	472,162	465,321
Contract liabilities—noncurrent	11,287	11,478
Operating lease liabilities—noncurrent	173,750	162,432
Deferred tax liability—noncurrent	4,814	4,920
Other liabilities—noncurrent	7,097	6,695
Total liabilities	1,398,700	1,344,811
Stockholders’ equity
Common stock	18	18
Additional paid-in capital	1,714,462	1,685,167
Accumulated other comprehensive loss	(6,703)	(1,673)
Accumulated deficit	(1,184,989)	(1,137,185)
Total stockholders’ equity	522,788	546,327
Total liabilities and stockholders’ equity	$1,921,488	$1,891,138

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2020	2019
Cash flows from operating activities:
Net loss	$(47,804)	$(45,722)
Adjustments to reconcile net to net cash used in operating activities
Depreciation and amortization	14,039	11,971
Amortization of deferred contract acquisition and fulfillment costs	21,360	14,260
Amortization of debt discount and transaction costs	6,842	6,454
Non-cash operating lease costs	6,324	4,128
Stock-based compensation expense	53,551	42,271
Deferred income taxes	(104)	52
Other	504	(1,111)
Changes in operating assets and liabilities
Accounts receivable	17,239	57,414
Contract assets	(740)	(2,701)
Prepaid expenses and other current assets	(9,660)	(7,107)
Deferred contract acquisition and fulfillment costs	(41,037)	(20,487)
Other assets	(1,364)	541
Accounts payable	(2,554)	282
Accrued expenses and other liabilities	(916)	4,710
Accrued compensation	(1,536)	(19,869)
Contract liabilities	44,594	4,274
Operating lease liabilities	406	(3,705)
Net cash provided by operating activities	59,144	45,655
Cash flows from investing activities:
Purchases of marketable securities	—	(375,211)
Sales of marketable securities	28,986	—
Maturities of marketable securities	170,071	92,457
Purchases of strategic investments	—	(15,500)
Purchases of other investments	(3,000)	—
Purchases of property and equipment	(26,389)	(15,237)
Net cash provided by (used in) investing activities	169,668	(313,491)
Cash flows from financing activities:
Payment of tax withholding obligation on RSU settlement	(46,723)	(56,137)
Proceeds from exercise of stock options	7,635	32,254
Proceeds from employee stock purchase plan	13,590	10,563
Net cash used in financing activities	(25,498)	(13,320)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(2,280)	(379)
Net increase (decrease) in cash, cash equivalents and restricted cash	201,034	(281,535)
Cash, cash equivalents and restricted cash at beginning of period	241,483	518,178
Cash, cash equivalents and restricted cash at end of period	$442,517	$236,643

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended April 30,
(in thousands)	2020	2019
GAAP gross profit	$222,985	$161,943
Add: Stock-based compensation	7,989	5,722
Add: Amortization of acquisition-related intangibles	1,348	1,627
Add: Employer payroll tax on employee stock transactions	1,036	652
Non-GAAP gross profit	$233,358	$169,944
GAAP gross margin	75%	76%
Non-GAAP adjustments	4%	3%
Non-GAAP gross margin	79%	79%

GAAP subscription gross profit	$228,912	$168,339
Add: Stock-based compensation	3,864	2,282
Add: Amortization of acquisition-related intangibles	1,348	1,627
Add: Employer payroll tax on employee stock transactions	535	221
Non-GAAP subscription gross profit	$234,659	$172,469
GAAP subscription gross margin	81%	84%
Non-GAAP adjustments	3%	2%
Non-GAAP subscription gross margin	84%	86%

GAAP professional services and other gross loss	$(5,927)	$(6,396)
Add: Stock-based compensation	4,125	3,440
Add: Employer payroll tax on employee stock transactions	501	431
Non-GAAP professional services and other gross loss	$(1,301)	$(2,525)
GAAP professional services and other gross margin	(37)%	(51)%
Non-GAAP adjustments	29%	31%
Non-GAAP professional services and other gross margin	(8)%	(20)%

Reconciliation of operating expenses:

	Three Months Ended April 30,
(in thousands)	2020	2019
GAAP sales and marketing	$171,793	$129,936
Less: Stock-based compensation	(24,665)	(18,102)
Less: Amortization of acquisition-related intangibles	(2,911)	(3,106)
Less: Employer payroll tax on employee stock transactions	(2,909)	(2,351)
Non-GAAP sales and marketing	$141,308	$106,377
GAAP sales and marketing as a percentage of revenue	58%	61%
Non-GAAP sales and marketing as a percentage of revenue	48%	50%

GAAP research and development	$54,234	$37,183
Less: Stock-based compensation	(11,885)	(7,317)
Less: Employer payroll tax on employee stock transactions	(1,546)	(1,150)
Non-GAAP research and development	$40,803	$28,716
GAAP research and development as a percentage of revenue	18%	17%
Non-GAAP research and development as a percentage of revenue	14%	13%

GAAP general and administrative	$38,811	$37,261
Less: Stock-based compensation	(9,012)	(11,130)
Less: Employer payroll tax on employee stock transactions	(1,057)	(1,602)
Less: Acquisition-related expenses	(694)	—
Non-GAAP general and administrative	$28,048	$24,529
GAAP general and administrative as a percentage of revenue	13%	18%
Non-GAAP general and administrative as a percentage of revenue	9%	11%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended April 30,
(in thousands)	2020	2019
GAAP loss from operations	$(41,853)	$(42,437)
Add: Stock-based compensation	53,551	42,271
Add: Amortization of acquisition-related intangibles	4,259	4,733
Add: Employer payroll tax on employee stock transactions	6,548	5,755
Add: Acquisition-related expenses	694	—
Non-GAAP income from operations	$23,199	$10,322
GAAP operating margin	(14)%	(20)%
Non-GAAP adjustments	22%	25%
Non-GAAP operating margin	8%	5%

Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended April 30,
(in thousands, except per share data)	2020	2019
GAAP net loss	$(47,804)	$(45,722)
Add: Stock-based compensation	53,551	42,271
Add: Amortization of acquisition-related intangibles	4,259	4,733
Add: Employer payroll tax on employee stock transactions	6,548	5,755
Add: Amortization of debt discount and issuance costs	6,842	6,454
Add: Acquisition-related expenses	694	$—
Non-GAAP net income	$24,090	$13,491

Numerator:
Non-GAAP net income	$24,090	$13,491

Denominator:
Weighted-average common shares outstanding, basic	182,978	172,101
Effect of dilutive securities	13,947	17,080
Non-GAAP weighted-average common shares outstanding, diluted	196,925	189,181

GAAP net loss per share, basic and diluted	$(0.26)	$(0.27)
Non-GAAP net income per share, basic	0.13	0.08
Non-GAAP net income per share, diluted	0.12	0.07

Computation of free cash flow:

	Three Months Ended April 30,
(in thousands)	2020	2019
Net cash provided by operating activities	$59,144	$45,655
Less: Purchases of property and equipment	(26,389)	(15,237)
Non-GAAP free cash flow	$32,755	$30,418
Net cash provided by (used in) investing activities	$169,668	$(313,491)
Net cash used in financing activities	$(25,498)	$(13,320)

Computation of billings:

	Three Months Ended April 30,
(in thousands)	2020	2019
Revenue	$297,017	$213,962
Add: Contract liabilities and refund liability, end of period	568,544	395,254
Less: Contract liabilities and refund liability, beginning of period	(522,201)	(390,887)
Add: Contract assets and unbilled accounts receivable, beginning of period	15,082	13,436
Less: Contract assets and unbilled accounts receivable, end of period	(16,390)	(16,810)
Non-GAAP billings	$342,052	$214,955